Company Contact John Iannone Vice President, Investor Relations WesBanco, Inc. 304-905-7021

WesBanco Announces Second Quarter 2018 Net Income

Wheeling, WV, July 23, 2018 – WesBanco, Inc. ("WesBanco") (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and six months ended June 30, 2018.  Net income for the three months ended June 30, 2018 was $33.2 million, with diluted earnings per share of $0.71, compared to $26.3 million and $0.60 per diluted share, respectively, for the second quarter of 2017.  For the six months ended June 30, 2018, net income was $66.7 million, or $1.47 per diluted share, compared to $52.2 million, or $1.19 per diluted share, for the 2017 period.  Net Income excluding after-tax merger-related expenses for the three months ended June 30, 2018, increased 42.2% year-over-year to $37.4 million, or $0.80 per diluted share as compared to $0.60 per diluted share in the prior year quarter (non-GAAP measures).  On the same basis, net income for the six months ended June 30, 2018 increased 35.4% year-over-year to $71.2 million, or $1.57 per diluted share versus $1.19 per diluted share in the prior year period (non-GAAP measures).

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2018		2017		2018		2017
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$ 37,445	$ 0.80	$ 26,341	$ 0.60	$ 71,167	$ 1.57	$ 52,547	$ 1.19
Less: After tax merger-related expenses	(4,276)	(0.09)	-	-	(4,469)	(0.10)	(319)	-
Net income (GAAP)	$ 33,169	$ 0.71	$ 26,341	$ 0.60	$ 66,698	$ 1.47	$ 52,228	$ 1.19
(1) See non-GAAP financial measures for additional information relating to the calculation of these items.

On April 5, 2018, WesBanco consummated the merger with First Sentry Bancshares, Inc. ("FTSB"), a bank holding company headquartered in Huntington, WV with $706 million in assets, excluding goodwill.  Financial results for FTSB have been included in WesBanco's results subsequent to the merger date of April 5, 2018.

Financial and operational highlights:
•	Execution of well-defined long-term growth strategies driving strong profitability
o	Year-to-date income before provisions for credit losses and income taxes increased 9.4% year-over-year, or 16.0% when excluding merger-related costs
•	Solid expense management as demonstrated by a year-to-date efficiency ratio of 54.68% (non-GAAP measure)
•	Continued strength across key credit quality metrics
•	Successful completion of the merger with FTSB and conversion of its data processing system
•	On July 11th, announced receipt of all necessary regulatory approvals for the merger with Farmers Capital Bank Corporation ("FFKT"), pursuant to the merger agreement dated April 19, 2018
o	In addition, today, the shareholders of FFKT approved the merger with and into WesBanco, Inc.

"We are pleased with WesBanco's performance during the second quarter of 2018 as we reported net earnings of $0.80 per share, when excluding merger-related costs," said Todd F. Clossin, President and Chief Executive Officer of WesBanco. "We were able to deliver these record results by remaining focused on generating positive operating leverage and profitability through effective execution of our strategies related to long-term growth, expense management, and strategic acquisitions."

Mr. Clossin added, "We successfully executed upon our $10 billion asset threshold strategy as we welcomed the customers and employees of First Sentry into WesBanco on April 5th.  Furthermore, through disciplined growth, meeting customer needs efficiently and effectively, and leveraging our core deposit advantage while maintaining our foundation of strong credit standards and diligent expense management we will continue delivering long-term shareholder value."

Balance Sheet
Portfolio loans of $6.8 billion, as of June 30, 2018, increased 6.3% when compared to the prior year period due to the acquisition of FTSB.  Total organic loan growth was flat year-over-year resulting from continued targeted reductions in the consumer portfolio to reduce its risk profile and elevated levels of commercial real estate loans moving to an aggressive secondary financing market.  Solid new loan production during the second quarter of 2018, as well as our lending diversification strategy, helped to offset those loan category reductions.  Both the commercial & industrial and residential mortgage loan categories reported low single-digit organic loan growth year-over-year.  Total deposits increased 8.4% year-over-year to $7.7 billion due to the FTSB acquisition.  Continuing to reflect the strength of our legacy footprint, total deposits, excluding CDs, increased 4.9% organically, driven by 6.0% organic growth in interest bearing and non-interest bearing demand deposits.

Credit Quality
Our strong legacy of credit and risk management is reflected in the strength of our credit quality ratios as we continue to focus on prudent lending standards.  As of June 30, 2018, despite the addition of approximately $450 million of loans from the acquisition of FTSB, non-performing assets, past due loans, and criticized and classified loans decreased year-over-year on both an absolute dollar basis and as a percentage of the portfolio.  Non-performing assets as a percentage of total assets of 0.39%, non-performing loans as a percentage of total portfolio loans of 0.57%, and annualized net charge-offs as a percentage of average portfolio loans of 0.03% have continued to show improvements and have declined to the lowest levels in at least five quarters.  Further reflecting the consistent high quality of the loan portfolio, the provision for credit losses decreased from $2.4 million in the second quarter of 2017 to $1.7 million in the current quarter.

Net Interest Margin and Income
The net interest margin for the second quarter of 2018 declined two basis points year-over-year to 3.43% which was primarily driven by higher funding costs, and asset mix changes, as total securities now represent 25.9% of total assets, compared to 23.1% last year.   Also contributing to the net interest margin decrease was a six basis point reduction related to the lower tax-equivalency of the state and local municipal tax-exempt securities resulting from the "Tax Cuts and Jobs Act".  The increase in the cost of interest bearing liabilities is primarily due to higher rates for interest bearing public funds, higher tier money market accounts, and Federal Home Loan Bank and other borrowings.  Accretion from prior acquisitions benefited the second quarter net interest margin by approximately 12 basis points, as compared to eight basis points in the prior year period.

Net interest income increased $10.2 million, or 14.2%, during the second quarter of 2018 as compared to the same quarter of 2017 due to a 12.4% increase in average total earning assets, primarily driven by the acquisition of FTSB and related purchase accounting income.  For the six months ended June 30, 2018, net interest income increased $12.7 million, or 8.9%, due to higher average total earning assets from a larger investment portfolio and the earning assets acquired from FTSB.

Non-Interest Income
For the second quarter of 2018, non-interest income of $23.4 million increased $1.3 million, or 5.8%, from the second quarter of 2017, driven by higher electronic banking fees and mortgage banking income.  The $0.7 million increase in electronic banking fees was driven by higher transaction volumes and an ATM fee increase.  Residential mortgage origination volumes increased 33% year-over-year during the second quarter, which drove the $0.7 million increase in mortgage banking income.

For the six months ended June 30, 2018, non-interest income increased $2.5 million, or 5.5%.  The primary drivers of this increase were higher bank-owned life insurance due to higher death benefits received during the first quarter of 2018, and higher electronic banking fees, as discussed above.

Non-Interest Expense
Total operating expenses continued to be well-controlled during the second quarter of 2018.  Excluding merger-related expenses, non-interest expense increased $2.2 million, or 4.0%, compared to the prior year period.  This year-over-year increase is due to higher salaries and wages, which increased $3.3 million primarily due to the higher staffing levels from the acquisition of FTSB.  This increase was more than offset by strong discretionary expense management across most other expense categories.

Excluding merger-related expenses in both years, non-interest expense during the first half of 2018 increased $2.7 million, or 2.4%, compared to the prior year period, reflecting the acquisition of FTSB, partially offset by strong expense management.

Provision for Income Taxes
The effective income tax rate and associated provision for income taxes for the second quarter of 2018 are reflective of the recently enacted "Tax Cuts and Jobs Act", which lowered the statutory Federal income tax rate for corporations to 21%.  During the second quarter, the effective tax rate was 18.1% as compared to 26.8% last year, while the provision for income taxes decreased $2.3 million to $7.3 million, despite higher year-over-year pre-tax income.

Capital
WesBanco continues to maintain strong regulatory capital ratios as both consolidated and bank-level regulatory capital ratios are well above the applicable "well-capitalized" standards promulgated by bank regulators and the BASEL III capital standards.  At June 30, 2018, Tier I leverage was 10.21%, Tier I Risk-Based capital was 14.26%, Total Risk-Based capital was 15.26%, and the Common Equity Tier 1 capital ratio ("CET 1") was 12.38%.  Record earnings achieved during 2017, strong regulatory capital and liquidity positions, and solid execution on well-defined long-term operational and growth strategies enabled WesBanco to increase the quarterly cash dividend by 11.5% to $0.29 per share during February of this year.  This is the eleventh increase over the last eight years, representing a cumulative increase of 107%.

Conference Call and Webcast
WesBanco will host a conference call to discuss the Company's financial results for the second quarter of 2018 at 9:00 a.m. ET on Tuesday, July 24, 2018.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10115493.  The replay will begin at approximately 11:00 a.m. ET on July 24, and end at 12 a.m. ET on August 7, 2018.  An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.wesbanco.com).

Forward-Looking Statements
Forward-looking statements in this report relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco's Form 10-K for the year ended December 31, 2017 and documents subsequently filed by WesBanco with the Securities and Exchange Commission ("SEC"), including WesBanco's Form 10-Q for the quarter ended March 31, 2018, which are available at the SEC's website, www.sec.gov or at WesBanco's website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's most recent Annual Report on Form 10-K filed with the SEC under "Risk Factors" in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco, FTSB and FFKT may not be integrated successfully or such integration may take longer to accomplish than excepted; the expected cost savings and any revenue synergies from the merger of WesBanco, FTSB and FFKT may not be fully realized within the expected timeframes; disruption from the merger of WesBanco, FTSB and FFKT may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco's operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

About WesBanco, Inc.
Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $10.9 billion (as of June 30, 2018).  WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management.  WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with approximately $4.0 billion of assets under management (as of June 30, 2018), and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds.  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 177 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia.  In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 4
(unaudited, dollars in thousands, except shares and per share amounts)
	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
Interest and dividend income	2018	2017	% Change	2018	2017	% Change
Loans, including fees	$ 78,538	$ 67,360	16.6	$ 147,671	$ 132,258	11.7
Interest and dividends on securities:
Taxable	14,194	9,375	51.4	25,738	18,970	35.7
Tax-exempt	5,055	4,864	3.9	9,890	9,756	1.4
Total interest and dividends on securities	19,249	14,239	35.2	35,628	28,726	24.0
Other interest income	1,101	561	96.3	1,904	1,100	73.1
Total interest and dividend income	98,888	82,160	20.4	185,203	162,084	14.3
Interest expense
Interest bearing demand deposits	3,150	1,506	109.2	5,673	2,599	118.3
Money market deposits	1,093	644	69.7	1,972	1,218	61.9
Savings deposits	227	185	22.7	416	367	13.4
Certificates of deposit	2,977	2,491	19.5	5,513	4,902	12.5
Total interest expense on deposits	7,447	4,826	54.3	13,574	9,086	49.4
Federal Home Loan Bank borrowings	5,953	3,145	89.3	10,451	5,980	74.8
Other short-term borrowings	973	262	271.4	1,532	560	173.6
Subordinated debt and junior subordinated debt	2,168	1,788	21.3	4,110	3,600	14.2
Total interest expense	16,541	10,021	65.1	29,667	19,226	54.3
Net interest income	82,347	72,139	14.2	155,536	142,858	8.9
Provision for credit losses	1,708	2,383	(28.3)	3,876	5,094	(23.9)
Net interest income after provision for credit losses	80,639	69,756	15.6	151,660	137,764	10.1
Non-interest income
Trust fees	5,752	5,572	3.2	12,255	11,716	4.6
Service charges on deposits	5,146	5,081	1.3	9,969	9,933	0.4
Electronic banking fees	5,728	4,984	14.9	10,558	9,512	11.0
Net securities brokerage revenue	1,809	1,680	7.7	3,479	3,442	1.1
Bank-owned life insurance	1,128	1,367	(17.5)	3,884	2,508	54.9
Mortgage banking income	1,670	968	72.5	2,776	2,408	15.3
Net securities gains	358	494	(27.5)	319	506	(37.0)
Net gains on other real estate owned and other assets	229	342	(33.0)	491	307	59.9
Other income	1,588	1,634	(2.8)	3,760	4,674	(19.6)
Total non-interest income	23,408	22,122	5.8	47,491	45,006	5.5
Non-interest expense
Salaries and wages	26,872	23,616	13.8	51,878	46,618	11.3
Employee benefits	7,965	7,731	3.0	14,877	15,941	(6.7)
Net occupancy	4,103	4,510	(9.0)	8,759	8,837	(0.9)
Equipment	4,095	4,097	(0.0)	8,044	8,139	(1.2)
Marketing	1,405	2,060	(31.8)	2,521	2,884	(12.6)
FDIC insurance	868	906	(4.2)	1,526	1,733	(11.9)
Amortization of intangible assets	1,312	1,240	5.8	2,397	2,513	(4.6)
Restructuring and merger-related expense	5,412	-	100.0	5,657	491	1,052.1
Other operating expenses	11,511	11,724	(1.8)	22,455	23,112	(2.8)
Total non-interest expense	63,543	55,884	13.7	118,114	110,268	7.1
Income before provision for income taxes	40,504	35,994	12.5	81,037	72,502	11.8
Provision for income taxes	7,335	9,653	(24.0)	14,339	20,274	(29.3)
Net Income	$ 33,169	$ 26,341	25.9	$ 66,698	$ 52,228	27.7

Taxable equivalent net interest income	$ 83,691	$ 74,758	11.9	$ 158,165	$ 148,111	6.8

Per common share data
Net income per common share - basic	$ 0.71	$ 0.60	18.3	$ 1.47	$ 1.19	23.5
Net income per common share - diluted	0.71	0.60	18.3	1.47	1.19	23.5
Net income per common share - diluted, excluding certain items (1)(2)	0.80	0.60	33.3	1.57	1.19	31.9
Dividends declared	0.29	0.26	11.5	0.58	0.52	11.5
Book value (period end)	32.68	31.29	4.4	32.68	31.29	4.4
Tangible book value (period end) (1)	18.59	17.99	3.3	18.59	17.99	3.3
Average common shares outstanding - basic	46,498,305	43,995,749	5.7	45,281,264	43,971,789	3.0
Average common shares outstanding - diluted	46,639,780	44,061,421	5.9	45,417,010	44,046,812	3.1
Period end common shares outstanding	46,643,250	44,031,335	5.9	46,643,250	44,031,335	5.9

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax merger-related expenses and the net deferred tax asset revaluation.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Six Months Ended
	June 30,
	2018	2017	% Change

Return on average assets	1.29%	1.07%	20.56%
Return on average assets, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	1.37	1.08	26.85
Return on average equity	9.22	7.70	19.74
Return on average equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	9.83	7.75	26.84
Return on average tangible equity (1)	16.46	13.88	18.59
Return on average tangible equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	17.53	13.97	25.48
Yield on earning assets (2)	4.05	3.88	4.38
Cost of interest bearing liabilities	0.86	0.59	45.76
Net interest spread (2)	3.19	3.29	(3.04)
Net interest margin (2)	3.41	3.43	(0.58)
Efficiency (1) (2)	54.68	56.84	(3.80)
Average loans to average deposits	88.68	89.36	(0.76)
Annualized net loan charge-offs/average loans	0.05	0.12	(58.33)
Effective income tax rate (3)	17.69	27.96	(36.73)

	For the Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2018	2018	2017	2017	2017

Return on average assets	1.22%	1.36%	0.64%	1.06%	1.07%
Return on average assets, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	1.38	1.37	1.16	1.06	1.07
Return on average equity	8.77	9.70	4.48	7.50	7.67
Return on average equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	9.90	9.76	8.17	7.50	7.67
Return on average tangible equity (1)	15.87	17.10	8.05	13.31	13.74
Return on average tangible equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	17.85	17.20	14.36	13.31	13.74
Yield on earning assets (2)	4.11	3.98	3.95	3.99	3.91
Cost of interest bearing liabilities	0.91	0.80	0.71	0.67	0.61
Net interest spread (2)	3.20	3.18	3.24	3.32	3.30
Net interest margin (2)	3.43	3.38	3.43	3.48	3.45
Efficiency (1) (2)	54.28	55.12	55.08	57.03	57.68
Average loans to average deposits	88.15	89.26	90.26	90.43	89.51
Annualized net loan charge-offs/average loans	0.03	0.07	0.16	0.12	0.09
Effective income tax rate (3)	18.11	17.28	59.14	28.54	26.82
Trust assets, market value at period end	$ 4,044,207	$ 4,027,358	$ 3,943,519	$ 3,908,705	$ 3,810,038

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and  provides a relevant comparison between taxable and non-taxable amounts.

(3) The three months ended December 31, 2017 include a $12.8 million tax expense as a result of the net deferred tax asset revaluation.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	June 30,			December 31,	December 31, 2017
Assets	2018	2017	% Change	2017	to June 30, 2018
Cash and due from banks	$ 101,905	$ 104,189	(2.2)	$ 97,746	4.3
Due from banks - interest bearing	53,654	6,506	724.7	19,826	170.6
Securities:
Equity securities, at fair value	13,494	7,880	71.2	13,457	0.3
Available-for-sale debt securities, at fair value	1,796,571	1,239,420	45.0	1,261,865	42.4
Held-to-maturity debt securities (fair values of $1,016,111; $1,049,374
and $1,023,784, respectively)	1,019,746	1,030,394	(1.0)	1,009,500	1.0
Total securities	2,829,811	2,277,694	24.2	2,284,822	23.9
Loans held for sale	12,053	21,677	(44.4)	20,320	(40.7)
Portfolio loans:
Commercial real estate	3,189,335	3,013,727	5.8	2,994,448	6.5
Commercial and industrial	1,294,488	1,136,195	13.9	1,125,327	15.0
Residential real estate	1,450,829	1,363,579	6.4	1,353,301	7.2
Home equity	535,653	516,612	3.7	529,196	1.2
Consumer	322,594	360,304	(10.5)	339,169	(4.9)
Total portfolio loans, net of unearned income	6,792,899	6,390,417	6.3	6,341,441	7.1
Allowance for loan losses	(47,638)	(44,909)	(6.1)	(45,284)	(5.2)
Net portfolio loans	6,745,261	6,345,508	6.3	6,296,157	7.1
Premises and equipment, net	131,502	134,903	(2.5)	130,722	0.6
Accrued interest receivable	33,868	28,501	18.8	29,728	13.9
Goodwill and other intangible assets, net	661,616	591,252	11.9	589,264	12.3
Bank-owned life insurance	191,701	190,304	0.7	192,589	(0.5)
Other assets	185,213	173,476	6.8	155,004	19.5
Total Assets	$ 10,946,584	$ 9,874,010	10.9	$ 9,816,178	11.5

Liabilities
Deposits:
Non-interest bearing demand	$ 2,046,537	$ 1,801,423	13.6	$ 1,846,748	10.8
Interest bearing demand	1,809,140	1,625,011	11.3	1,625,015	11.3
Money market	1,051,043	1,005,184	4.6	1,024,856	2.6
Savings deposits	1,385,356	1,255,083	10.4	1,269,912	9.1
Certificates of deposit	1,376,528	1,385,772	(0.7)	1,277,057	7.8
Total deposits	7,668,604	7,072,473	8.4	7,043,588	8.9
Federal Home Loan Bank borrowings	1,248,406	1,021,592	22.2	948,203	31.7
Other short-term borrowings	258,067	167,671	53.9	184,805	39.6
Subordinated debt and junior subordinated debt	165,420	164,228	0.7	164,327	0.7
Total borrowings	1,671,893	1,353,491	23.5	1,297,335	28.9
Accrued interest payable	4,417	2,407	83.5	3,178	39.0
Other liabilities	77,564	68,102	13.9	76,756	1.1
Total Liabilities	9,422,478	8,496,473	10.9	8,420,857	11.9

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in
2018 and 2017, respectively; 46,655,012, 44,041,572 and 44,043,244 shares
issued, respectively; 46,643,250, 44,031,335 and 44,043,244 shares	97,197	91,753	5.9	91,756	5.9
outstanding, respectively
Capital surplus	789,038	682,443	15.6	684,730	15.2
Retained earnings	692,820	626,421	10.6	651,357	6.4
Treasury stock (11,762, 10,237 and 0 shares - at cost, respectively)	(555)	(385)	(44.2)	-	100.0
Accumulated other comprehensive loss	(53,352)	(22,118)	(141.2)	(31,495)	(69.4)
Deferred benefits for directors	(1,042)	(577)	(80.6)	(1,027)	(1.5)
Total Shareholders' Equity	1,524,106	1,377,537	10.6	1,395,321	9.2
Total Liabilities and Shareholders' Equity	$ 10,946,584	$ 9,874,010	10.9	$ 9,816,178	11.5

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands, except shares)
Balance sheets	June 30,	March 31,
Assets	2018	2018	% Change
Cash and due from banks	$ 101,905	$ 91,361	11.5
Due from banks - interest bearing	53,654	9,484	465.8
Securities:
Trading securities, at fair value	13,494	13,986	(3.5)
Available-for-sale, at fair value	1,796,571	1,728,377	3.9
Held-to-maturity (fair values of $1,016,111 and 1,005,502, respectively)	1,019,746	1,006,042	1.4
Total securities	2,829,811	2,748,405	3.0
Loans held for sale	12,053	12,962	(7.0)
Portfolio Loans:
Commercial real estate	3,189,335	3,015,226	5.8
Commercial and industrial	1,294,488	1,118,333	15.8
Residential real estate	1,450,829	1,345,993	7.8
Home equity	535,653	523,425	2.3
Consumer	322,594	319,561	0.9
Total portfolio loans, net of unearned income	6,792,899	6,322,538	7.4
Allowance for loan losses	(47,638)	(46,334)	(2.8)
Net portfolio loans	6,745,261	6,276,204	7.5
Premises and equipment, net	131,502	128,583	2.3
Accrued interest receivable	33,868	31,963	6.0
Goodwill and other intangible assets, net	661,616	588,339	12.5
Bank-owned life insurance	191,701	191,839	(0.1)
Other assets	185,213	166,279	11.4
Total Assets	$ 10,946,584	$ 10,245,419	6.8

Liabilities
Deposits:
Non-interest bearing demand	$ 2,046,537	$ 1,950,619	4.9
Interest bearing demand	1,809,140	1,768,977	2.3
Money market	1,051,043	984,429	6.8
Savings deposits	1,385,356	1,314,632	5.4
Certificates of deposit	1,376,528	1,207,669	14.0
Total deposits	7,668,604	7,226,326	6.1
Federal Home Loan Bank borrowings	1,248,406	1,166,939	7.0
Other short-term borrowings	258,067	207,653	24.3
Subordinated debt and junior subordinated debt	165,420	164,379	0.6
Total borrowings	1,671,893	1,538,971	8.6
Accrued interest payable	4,417	4,033	9.5
Other liabilities	77,564	73,063	6.2
Total liabilities	9,422,478	8,842,393	6.6

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized;
46,655,012 and 44,060,957 shares issued, respectively;
46,643,250 and 44,060,957 shares outstanding, respectively	97,197	91,793	5.9
Capital surplus	789,038	686,169	15.0
Retained earnings	692,820	673,174	2.9
Treasury stock (11,762 and 0 shares - at cost)	(555)	-	(100.0)
Accumulated other comprehensive income (loss)	(53,352)	(47,076)	(13.3)
Deferred benefits for directors	(1,042)	(1,034)	0.8
Total Shareholders' Equity	1,524,106	1,403,026	8.6
Total Liabilities and Shareholders' Equity	$ 10,946,584	$ 10,245,419	6.8

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2018		2017		2018		2017
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 53,896	2.09%	$ 12,875	0.75%	$ 31,436	2.08%	$ 13,398	0.63%
Loans, net of unearned income (1)	6,785,550	4.64	6,365,965	4.24	6,563,782	4.54	6,322,582	4.22
Securities: (2)
Taxable	2,128,446	2.67	1,550,114	2.42	1,959,828	2.63	1,576,578	2.41
Tax-exempt (3)	750,138	3.41	720,561	4.15	733,970	3.41	723,593	4.15
Total securities	2,878,584	3.05	2,270,675	2.97	2,693,798	2.84	2,300,171	2.95
Other earning assets	57,259	5.72	46,525	4.62	53,843	5.86	46,774	4.52
Total earning assets (3)	9,775,289	4.11%	8,696,040	3.91%	9,342,859	4.05%	8,682,925	3.88%
Other assets	1,143,442		1,132,435		1,115,743		1,122,181
Total Assets	$ 10,918,731		$ 9,828,475		$ 10,458,602		$ 9,805,106

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 1,849,035	0.68%	$ 1,634,305	0.37%	$ 1,773,813	0.64%	$ 1,585,564	0.33%
Money market accounts	1,035,567	0.42	1,014,682	0.25	1,020,486	0.39	1,026,567	0.24
Savings deposits	1,367,193	0.07	1,253,444	0.06	1,327,875	0.06	1,240,390	0.06
Certificates of deposit	1,415,259	0.84	1,403,818	0.71	1,328,724	0.84	1,428,892	0.69
Total interest bearing deposits	5,667,054	0.53	5,306,249	0.36	5,450,898	0.50	5,281,413	0.35
Federal Home Loan Bank borrowings	1,180,939	2.02	947,346	1.33	1,109,586	1.90	948,168	1.27
Other borrowings	272,208	1.43	153,565	0.68	238,707	1.29	175,341	0.64
Subordinated debt and junior subordinated debt	172,972	5.03	164,184	4.37	168,677	4.91	164,050	4.43
Total interest bearing liabilities	7,293,173	0.91%	6,571,344	0.61%	6,967,868	0.86%	6,568,972	0.59%
Non-interest bearing demand deposits	2,030,649		1,806,144		1,950,581		1,793,897
Other liabilities	77,873		73,721		80,681		74,748
Shareholders' equity	1,517,036		1,377,266		1,459,472		1,367,489
Total Liabilities and Shareholders' Equity	$ 10,918,731		$ 9,828,475		$ 10,458,602		$ 9,805,106
Taxable equivalent net interest spread		3.20%		3.30%		3.19%		3.29%
Taxable equivalent net interest margin		3.43%		3.45%		3.41%		3.43%

(1) Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale. Loan fees included in interest income on loans are $0.7 million and $1.0 million for the three months ended June 30, 2018 and 2017, respectively and $1.3 million and $1.6 million for the six months ended June 30, 2018 and 2017, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.4 million and $1.3 million for the three months ended June 30, 2018 and 2017,  respectively, and $2.6 million and $2.5 million  for the six months ended June 30, 2018 and 2017, respectively. Accretion on interest bearing liabilities acquired from the prior acquisitions was $0.7 million and $0.4 million for the three months ended June 30, 2018 and 2017, respectively, and $1.0 million and $0.8 million  for the six months ended June 30, 2018 and 2017, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for 2018 and 35% for each prior period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Interest income	2018	2018	2017	2017	2017
Loans, including fees	$ 78,538	$ 69,237	$ 69,408	$ 70,342	$ 67,360
Interest and dividends on securities:
Taxable	14,194	11,543	9,948	9,711	9,375
Tax-exempt	5,055	4,834	4,872	4,862	4,864
Total interest and dividends on securities	19,249	16,377	14,820	14,573	14,239
Other interest income	1,101	803	623	574	561
Total interest and dividend income	98,888	86,417	84,851	85,489	82,160
Interest expense
Interest bearing demand deposits	3,150	2,524	2,039	1,814	1,506
Money market deposits	1,093	878	805	751	644
Savings deposits	227	189	189	189	185
Certificates of deposit	2,977	2,536	2,597	2,610	2,491
Total interest expense on deposits	7,447	6,127	5,630	5,364	4,826
Federal Home Loan Bank borrowings	5,953	4,498	3,682	3,628	3,145
Other short-term borrowings	973	558	489	394	262
Subordinated debt and junior subordinated debt	2,168	1,942	1,868	1,849	1,788
Total interest expense	16,541	13,125	11,669	11,235	10,021
Net interest income	82,347	73,292	73,182	74,254	72,139
Provision for credit losses	1,708	2,168	2,376	2,516	2,383
Net interest income after provision for credit losses	80,639	71,124	70,806	71,738	69,756
Non-interest income
Trust fees	5,752	6,503	5,667	5,358	5,572
Service charges on deposits	5,146	4,822	5,278	5,320	5,081
Electronic banking fees	5,728	4,829	4,788	4,883	4,984
Net securities brokerage revenue	1,809	1,670	1,508	1,721	1,680
Bank-owned life insurance	1,128	2,756	1,123	1,164	1,367
Mortgage banking income	1,670	1,004	1,542	1,103	968
Net securities gains/(losses)	358	(39)	56	6	494
Net gain/(loss) on other real estate owned and other assets	229	262	649	(298)	342
Other income	1,588	2,173	2,323	1,642	1,634
Total non-interest income	23,408	23,980	22,934	20,899	22,122
Non-interest expense
Salaries and wages	26,872	25,006	25,786	24,957	23,616
Employee benefits	7,965	6,912	6,263	7,728	7,731
Net occupancy	4,103	4,656	4,132	4,132	4,510
Equipment	4,095	3,949	3,983	3,905	4,097
Marketing	1,405	1,116	1,238	1,599	2,060
FDIC insurance	868	658	827	945	906
Amortization of intangible assets	1,312	1,086	1,204	1,223	1,240
Restructuring and merger-related expense	5,412	245	454	-	-
Other operating expenses	11,511	10,943	10,950	11,265	11,724
Total non-interest expense	63,543	54,571	54,837	55,754	55,884
Income before provision for income taxes	40,504	40,533	38,903	36,883	35,994
Provision for income taxes	7,335	7,004	23,006	10,527	9,653
Net Income	$ 33,169	$ 33,529	$ 15,897	$ 26,356	$ 26,341

Taxable equivalent net interest income	$ 83,691	$ 74,577	$ 75,805	$ 76,872	$ 74,758

Per common share data
Net income per common share - basic	$ 0.71	$ 0.76	$ 0.36	$ 0.60	$ 0.60
Net income per common share - diluted	$ 0.71	$ 0.76	$ 0.36	$ 0.60	$ 0.60
Net income per common share - diluted, excluding certain items (1)(2)	$ 0.80	$ 0.76	$ 0.66	$ 0.60	$ 0.60
Dividends declared	$ 0.29	$ 0.29	$ 0.26	$ 0.26	$ 0.26
Book value (period end)	$ 32.68	$ 31.84	$ 31.68	$ 31.67	$ 31.29
Tangible book value (period end) (1)	$ 18.59	$ 18.56	$ 18.42	$ 18.40	$ 17.99
Average common shares outstanding - basic	46,498,305	44,050,701	44,036,416	44,031,813	43,995,749
Average common shares outstanding - diluted	46,639,780	44,168,242	44,109,767	44,086,881	44,061,421
Period end common shares outstanding	46,643,250	44,060,957	44,043,244	44,033,585	44,031,335
Full time equivalent employees	2,040	1,939	1,940	1,944	1,959

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax merger-related expenses and the net deferred tax asset revaluation.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
Asset quality data	2018		2018		2017		2017		2017
Non-performing assets:
Troubled debt restructurings - accruing	$ 6,460		$ 6,858		$ 6,571		$ 6,638		$ 6,841
Non-accrual loans:
Troubled debt restructurings	2,514		2,397		2,865		2,982		3,158
Other non-accrual loans	29,467		29,989		33,960		32,476		33,077
Total non-accrual loans	31,981		32,386		36,825		35,458		36,235
Total non-performing loans	38,441		39,244		43,396		42,096		43,076
Other real estate and repossessed assets	4,384		4,067		5,297		5,782		6,723
Total non-performing assets	$ 42,825		$ 43,311		$ 48,693		$ 47,878		$ 49,799

Past due loans (1):
Loans past due 30-89 days	$ 13,357		$ 14,536		$ 11,172		$ 17,292		$ 16,605
Loans past due 90 days or more	1,881		1,579		2,726		4,856		4,210
Total past due loans	$ 15,238		$ 16,115		$ 13,898		$ 22,148		$ 20,815

Criticized and classified loans (2):
Criticized loans	$ 34,045		$ 33,785		$ 36,092		$ 34,784		$ 39,234
Classified loans	38,982		34,566		37,858		44,303		40,468
Total criticized and classified loans	$ 73,027		$ 68,351		$ 73,950		$ 79,087		$ 79,702

Loans past due 30-89 days / total portfolio loans	0.20%		0.23%		0.18%		0.27%		0.26%
Loans past due 90 days or more / total portfolio loans	0.03		0.02		0.04		0.08		0.07
Non-performing loans / total portfolio loans	0.57		0.62		0.68		0.66		0.67
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	0.63		0.68		0.77		0.75		0.78
Non-performing assets / total assets	0.39		0.42		0.50		0.48		0.50
Criticized and classified loans / total portfolio loans	1.08		1.08		1.17		1.24		1.25

Allowance for loan losses
Allowance for loan losses	$ 47,638		$ 46,334		$ 45,284		$ 45,487		$ 44,909
Provision for credit losses	1,708		2,168		2,376		2,516		2,383
Net loan and deposit account overdraft charge-offs	425		1,063		2,652		1,888		1,486

Annualized net loan charge-offs /average loans	0.03%		0.07%		0.16%		0.12%		0.09%
Allowance for loan losses / total portfolio loans	0.70%		0.73%		0.71%		0.71%		0.70%
Allowance for loan losses / non-performing loans	1.24	x	1.18	x	1.04	x	1.08	x	1.04	x
Allowance for loan losses / non-performing loans and
loans past due	0.89	x	0.84	x	0.79	x	0.71	x	0.70	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2018		2018		2017		2017		2017
Capital ratios
Tier I leverage capital	10.21%		10.56%		10.39%		10.21%		10.09%
Tier I risk-based capital	14.26		14.31		14.12		13.62		13.36
Total risk-based capital	15.26		15.35		15.16		14.65		14.38
Common equity tier 1 capital ratio (CET 1)	12.38		12.33		12.14		11.70		11.44
Average shareholders' equity to average assets	13.89		14.02		14.19		14.08		14.01
Tangible equity to tangible assets (3)	8.43		8.46		8.79		8.68		8.53

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES	Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco's operating performance and trends, and facilitate comparisons with the performance of WesBanco's peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco's financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2018	2018	2017	2017	2017	2018	2017
Return on average assets, excluding after-tax merger-related expenses and net deferred tax asset revaluation:
Net income (annualized)	$ 133,039	$ 135,979	$ 63,068	$ 104,566	$ 105,653	$ 134,501	$ 105,322
Plus: after-tax merger-related expenses (annualized) (1)	17,150	784	1,170	-	-	9,012	643
Plus: net deferred tax asset revaluation (annualized)	-	-	50,703	-	-	-	-
Net income excluding after-tax merger-related expenses and net deferred tax asset revaluation (annualized)	150,189	136,763	114,941	104,566	105,653	143,513	105,965

Average total assets	$ 10,918,731	$ 9,993,364	$ 9,907,944	$ 9,897,487	$ 9,828,475	$ 10,458,602	$ 9,805,106

Return on average tangible assets, excluding after-tax merger-related expenses and net deferred tax asset revaluation	1.38%	1.37%	1.16%	1.06%	1.07%	1.37%	1.08%

Return on average equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation:
Net income (annualized)	$ 133,039	$ 135,979	$ 63,068	$ 104,566	$ 105,653	$ 134,501	$ 105,322
Plus: after-tax merger-related expenses (annualized) (1)	17,150	784	1,170	-	-	9,012	643
Plus: net deferred tax asset revaluation (annualized)	-	-	50,703	-	-	-	-
Net income excluding after-tax merger-related expenses and net deferred tax asset revaluation (annualized)	150,189	136,763	114,941	104,566	105,653	143,513	105,965

Average total shareholders' equity	1,517,036	1,401,271	1,406,263	1,393,965	1,377,266	1,459,472	1,367,489

Return on average tangible equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation	9.90%	9.76%	8.17%	7.50%	7.67%	9.83%	7.75%

Return on average tangible equity:
Net income (annualized)	$ 133,039	$ 135,979	$ 63,068	$ 104,566	$ 105,653	$ 134,501	$ 105,322
Plus: amortization of intangibles (annualized) (1)	4,156	3,479	3,104	3,154	3,233	3,819	3,294
Net income before amortization of intangibles (annualized)	137,195	139,458	66,172	107,720	108,886	138,320	108,616

Average total shareholders' equity	1,517,036	1,401,271	1,406,263	1,393,965	1,377,266	1,459,472	1,367,489
Less: average goodwill and other intangibles, net of def. tax liability	(652,318)	(585,711)	(584,227)	(584,903)	(585,057)	(619,198)	(585,210)
Average tangible equity	$ 864,718	$ 815,560	$ 822,036	$ 809,062	$ 792,209	$ 840,274	$ 782,279

Return on average tangible equity	15.87%	17.10%	8.05%	13.31%	13.74%	16.46%	13.88%

Return on average tangible equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation:
Net income (annualized)	$ 133,039	$ 135,979	$ 63,068	$ 104,566	$ 105,653	$ 134,501	$ 105,322
Plus: after-tax merger-related expenses (annualized) (1)	17,150	784	1,170	-	-	9,012	643
Plus: net deferred tax asset revaluation (annualized)	-	-	50,703	-	-	-	-
Plus: amortization of intangibles (annualized) (1)	4,156	3,479	3,104	3,154	3,233	3,819	3,294
Net income before amortization of intangibles and excluding
after-tax merger-related expenses and net deferred tax asset revaluation (annualized)	154,345	140,242	118,045	107,720	108,886	147,332	109,259

Average total shareholders' equity	1,517,036	1,401,271	1,406,263	1,393,965	1,377,266	1,459,472	1,367,489
Less: average goodwill and other intangibles, net of def. tax liability	(652,318)	(585,711)	(584,227)	(584,903)	(585,057)	(619,198)	(585,210)
Average tangible equity	$ 864,718	$ 815,560	$ 822,036	$ 809,062	$ 792,209	$ 840,274	$ 782,279

Return on average tangible equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation	17.85%	17.20%	14.36%	13.31%	13.74%	17.53%	13.97%

Efficiency ratio:
Non-interest expense	$ 63,543	$ 54,571	$ 54,837	$ 55,754	$ 55,884	$ 118,114	$ 110,268
Less: restructuring and merger-related expense	(5,412)	(245)	(454)	-	-	(5,657)	(491)
Non-interest expense excluding restructuring and merger-related expense	58,131	54,326	54,383	55,754	55,884	112,457	109,777

Net interest income on a fully taxable equivalent basis	83,691	74,577	75,805	76,872	74,758	158,165	148,111
Non-interest income	23,408	23,980	22,934	20,899	22,122	47,491	45,006
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 107,099	$ 98,557	$ 98,739	$ 97,771	$ 96,880	$ 205,656	$ 193,117
Efficiency Ratio	54.28%	55.12%	55.08%	57.03%	57.68%	54.68%	56.84%

Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses:
Net income	$ 33,169	$ 33,529	$ 15,897	$ 26,356	$ 26,341	$ 66,698	$ 52,228
Add: Net deferred tax asset revaluation	-	-	12,780	-	-	-	-
Add: After-tax merger-related expenses (1)	4,276	193	295	-	-	4,469	319
Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses	$ 37,445	$ 33,722	$ 28,972	$ 26,356	$ 26,341	$ 71,167	$ 52,547

Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.71	$ 0.76	$ 0.36	$ 0.60	$ 0.60	$ 1.47	$ 1.19
Add: Net deferred tax asset revaluation per diluted share	-	-	0.29	-	-	-	-
Add: After-tax merger-related expenses per diluted share (1)	0.09	-	0.01	-	-	0.10	-
Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses per diluted share	$ 0.80	$ 0.76	$ 0.66	$ 0.60	$ 0.60	$ 1.57	$ 1.19

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2018	2018	2017	2017	2017
Tangible book value per share:
Total shareholders' equity	$ 1,524,106	$ 1,403,026	$ 1,395,321	$ 1,394,558	$ 1,377,537
Less: goodwill and other intangible assets, net of def. tax liability	(657,111)	(585,316)	(583,903)	(584,543)	(585,195)
Tangible equity	866,995	817,710	811,418	810,015	792,342

Common shares outstanding	46,643,250	44,060,957	44,043,244	44,033,585	44,031,335

Tangible book value per share	$ 18.59	$ 18.56	$ 18.42	$ 18.40	$ 17.99

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,524,106	$ 1,403,026	$ 1,395,321	$ 1,394,558	$ 1,377,537
Less: goodwill and other intangible assets, net of def. tax liability	(657,111)	(585,316)	(583,903)	(584,543)	(585,195)
Tangible equity	866,995	817,710	811,418	810,015	792,342

Total assets	10,946,584	10,245,419	9,816,178	9,918,277	9,874,010
Less: goodwill and other intangible assets, net of def. tax liability	(657,111)	(585,316)	(583,903)	(584,543)	(585,195)
Tangible assets	$ 10,289,473	$ 9,660,103	$ 9,232,275	$ 9,333,734	$ 9,288,815

Tangible equity to tangible assets	8.43%	8.46%	8.79%	8.68%	8.53%

(1) Tax effected at 21% for the periods in 2018 and 35% for all prior periods.